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                                                                  Exhibit 1.1


                                4,400,00 Shares

                           RECYCLING INDUSTRIES, INC.

                                  Common Stock

                          (Par Value $.001 Per Share)

                             UNDERWRITING AGREEMENT

                                 July 18, 1996

PRIME CHARTER LTD.
810 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

     1. Introduction. Recycling Industries, Inc., a Colorado corporation (the "Company"), proposes to issue and sell to Prime Charter Ltd. and the other Underwriters listed on Schedule A hereto (collectively, the "Underwriters") an aggregate of 3,994,652 shares (the "Primary Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). In addition, certain existing holders of Common Stock listed on Schedule B hereto (the "Selling Stockholders") propose to sell to the Underwriters an aggregate of 405,348 shares of Common Stock (the "Secondary Shares"). The Company and its chief executive officer Thomas J. Wiens ("Wiens") also propose to issue and sell to the Underwriters an aggregate of not more than 660,000 additional shares of Common Stock (the "Additional Shares") if requested by the Representative in accordance with Section 9 hereof. The Primary Shares, the Secondary Shares and the Additional Shares are collectively referred to herein as the "Shares." The words "you" and "your" refer to the Underwriters. Prime Charter Ltd. is acting as representative (in such capacity, the "Representative") of the several Underwriters.

     2.  Representations and Warranties.

         (a) The Company represents, warrants and agrees with the Underwriters that:

                (i) A registration statement on Form S-1 (File No. 333-4574) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the
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Securities and Exchange Commission (the "Commission") thereunder.  Such registration statement has been filed with the Commission under the Act, and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Representative prior to the filing thereof, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion that was distributed to prospective investors; and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement at the time when it was or is declared effective.

                (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or, to the best knowledge of the Company, threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations, and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and any Additional Closing Date (as defined in Section 9 hereof), it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date and any Additional Closing Date, the Prospectus, as

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amended or supplemented at any such time (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations, and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein.

                (iii) Each of the Company, Weissman Industries, Inc. and the entities listed on Exhibit 21.1 of the Registration Statement (each a "Subsidiary" and, collectively, the "Subsidiaries"), (A) is a duly incorporated or organized and validly existing corporation or other organization in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business requires such qualification or in which it owns or leases property, in each case except for those jurisdictions in which the failure to so qualify, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect (as defined below). The Subsidiaries are the only subsidiaries of the Company. "Material Adverse Effect" means any development, change or circumstance that could be materially adverse to the business, properties, assets, net worth, financial condition, results of operation or prospects of the Company and the Subsidiaries, taken as a whole.

                (iv) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Company will have the adjusted capitalization set forth therein on the Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company or any Subsidiary at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company. The Shares have been duly authorized by all necessary corporate action on the part of the Company, and on the Closing Date or any

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Additional Closing Date, as the case may be, after payment therefor in accordance with the terms of this Agreement, (A) the Shares to be sold by the Company hereunder on such date will be validly issued, fully paid and nonassessable, and (B) good and marketable title to the Shares to be sold by the Company hereunder on such date will pass to the Underwriters free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever other than those arising from the actions or inaction of the Underwriters. Except for its equity interest in the Subsidiaries or as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company does not, directly or indirectly, own any stock or other equity interest in any corporation, partnership or other entity. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever, except as disclosed in the Registration Statement. The Company has reserved sufficient shares of Common Stock for issuance upon the exercise of all outstanding options and warrants (including the Underwriter Warrants (as defined in Section 3(c) hereof)). The Company has received, subject to notice of issuance, approval to have the Shares listed on the Nasdaq National Market, and the Company does not know of any reason or set of facts which is likely to adversely affect such approval.

                (v) The financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the consolidated financial condition, results of operations, stockholders' equity and cash flows of the entities to which they relate at the dates and for the periods specified therein. Such consolidated financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The Company's audited financial statements for the fiscal year ended September 30, 1995 have been examined and certified by BDO Seidman LLP, and the Company's audited financial statements for prior fiscal years and the audited financial statements of certain of the Subsidiaries have been examined and certified by AJ Robbins, P.C. Each of BDO Seidman LLP and AJ Robbins, P.C. are independent public accountants within the meaning of the Act and the Rules and Regulations as indicated in its reports filed therewith. The selected historical financial information and statistical data set forth under the captions "Summary Financial Information" and "Selected Financial Information" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements contained in the Registration Statement. The pro forma financial statements of the Company and the Subsidiaries, and the related notes thereto, set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the pro forma information shown therein; and the pro forma adjustments on such pro forma financial statements have been properly applied on the basis described in the related notes thereto. The pro forma financial data set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) under the captions "Summary Financial Information," "Selected Financial Information" and "Pro Forma Consolidated Financial Statements" have been prepared on a basis consistent with the pro forma consolidated financial statements of the Company and the Subsidiaries.

                (vi) The Company and each of the Subsidiaries have filed all necessary federal, state and local income, franchise and other tax returns, domestic and/or foreign, and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect.

                (vii) The Company and each of the Subsidiaries maintain insurance of the types and in amounts which they reasonably believe to be adequate for their business, in such amounts and with such deductibles as is customary for companies in the same or similar business, all of which insurance is in full force and effect. The Company has no reason to believe that the Company or the Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                (viii) There is no action, suit, proceeding or investigation pending or, to the Company's best knowledge, threatened, before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or the Underwriter Warrant Agreement (as defined in Section 3(c) hereof) or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Underwriter Warrant Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (C) is reasonably likely to have a Material Adverse Effect.

                (ix) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company; and none of the Company's execution or delivery of this Agreement or the Underwriter Warrant Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under,

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or results in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of the Subsidiaries pursuant to the terms of (A) the certificate or articles of incorporation or bylaws (or other organizational documents, as applicable) of the Company or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement, partnership agreement, joint venture agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it is or any of them are or may be bound or to which any of their respective properties is or may be subject, or
(C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of the Subsidiaries or any of their respective activities or properties, except with respect to matters described in clauses (B) or (C) above that are not individually or in the aggregate reasonably likely to have a Material Adverse Effect.

                (x) There is no document or agreement of a character required to be described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All agreements or copies of agreements filed as exhibits to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which it is or any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against it or each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not so described or filed as required, and the exhibits which have been filed are complete and correct copies (excluding schedules and other attachments not required to be filed under the Act or the Rules and Regulations) of the documents of which they purport to be copies.

                (xi) Subsequent to the most recent respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there

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has been no change in capital stock or indebtedness of the Company or any
Subsidiary or any other event or circumstance that could result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries (or the manner in which it or any of them conducts its business) is in breach or violation of, or in default under, any term or provision of (A) its certificate or articles of incorporation or bylaws (or other organizational documents, as applicable),
(B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement, partnership agreement, joint venture agreement or other agreement or instrument to which it is a party by which it is or may be bound or to which any of its properties is or may be subject, or any indebtedness, which breach or default individually or in the aggregate is reasonably likely to have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to it or of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, which breach or default individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

                (xii) The Company has obtained and delivered to the Representative agreements (the "Lock-Up Agreements") from each of the persons and entities listed on Schedule C hereto, representing all of the Company's executive officers and directors and certain holders of outstanding equity securities of the Company (or securities convertible into or exchangeable or exercisable for equity securities of the Company), to the effect that such person or entity will not, commencing on the effective date of the Registration Statement and continuing for a 12-month period thereafter, without the Representative's prior written consent (not to be unreasonably withheld), directly or indirectly, offer, sell, pledge or otherwise encumber (with certain exceptions), or grant any option to purchase or otherwise dispose of, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock. The Company's existing lock-up agreements (the "Existing Lock-Up Agreements") described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are in full force and effect.

                (xiii) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or is, to the Company's best knowledge, imminent which is reasonably likely to have a Material Adverse Effect.

                (xiv) The Company has timely filed all required reports, forms or other documents under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. Since their respective inceptions, neither the Company nor any of the Subsidiaries has incurred any material liability arising under or as a result of the application of the provisions of the Act or the Exchange Act.

                (xv) The Company and the Subsidiaries own, or are licensed or otherwise possess sufficient rights to use, the proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights used in or necessary for the

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conduct of their business (collectively, "Rights") as described in the
Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No claims have been asserted against the Company or any of the Subsidiaries by any person with respect to the use of any such Rights or which challenge or question the validity or effectiveness of any such Rights, except for any of the foregoing which is not reasonably likely to have a Material Adverse Effect. The use in connection with the business and operations of the Company and the Subsidiaries of such Rights does not, to the Company's best knowledge, infringe on the rights of any person. For purposes of this provision, "knowledge" shall mean the knowledge of any of the executive officers of the Company.

                (xvi) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the Company's performance of this Agreement or the Underwriter Warrant Agreement or the consummation of the transactions contemplated hereby or thereby, except such as has been or may be obtained under the Act or may be required under state securities or blue sky laws in connection with the Underwriters' purchase and distribution of the Shares.

                (xvii) Except for the Underwriter Warrant Agreement and except as set forth in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person, or to require the Company to include such securities under the Registration Statement.

                (xviii) None of the Company or any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

                (xix) Neither the Company nor any of the Subsidiaries (A) has made any material investment in any related entity, except as may be described in the Prospectus (or, if the Prospectus is not yet in existence, the most recent Preliminary Prospectus); (B) has any commitments to make any material investments in any related entity after the date hereof; or (C) has any material liability or obligation (absolute, accrued, contingent or otherwise), whether due or to become due, which arises out of or relates to the operations or assets of any related entity.

                (xx) Each of the Company and the Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities and defects, except (A) such as are described in the Registration Statement or the Prospectus (or,

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if the Prospectus is not in existence, the most recent Preliminary Prospectus)
or such as do not materially adversely affect the value of any such properties or assets taken as a whole and do not interfere with the use made or proposed to be made of any of such properties and assets in a manner that is reasonably likely to have a Material Adverse Effect, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Registration Statement. The Company and the Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, as set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the leases and subleases of the Company and the Subsidiaries, and under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary, free and clear of any lien, encumbrance, security interest, claim, restriction, equity or defect, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the terms or provisions of any such leases or subleases or has notice of any claim which has been asserted by anyone adverse to the Company's or any of the Subsidiaries' rights as lessee or sublessee under any such leases or subleases, or affecting or questioning the Company's or any of the Subsidiaries' right to the continued possession of the leased or subleased premises under any such lease or sublease, except in each case which are not reasonably likely to have a Material Adverse Effect.

                (xxi) Neither the Company nor any Subsidiary has violated any law, including without limitation any environmental, safety, health or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation are reasonably likely to have a Material Adverse Effect; and no legal or governmental proceedings (whether civil, criminal or administrative) are pending to which the Company or any Subsidiary is a party or to which the property of the Company or any Subsidiary is subject, and to the Company's knowledge, no such proceedings have been threatened against the Company or any Subsidiary or with respect to any of their respective properties, nor does the Company contemplate that any such action will be instituted or threatened in the future which in any of the foregoing cases is reasonably likely to have a Material Adverse Effect; and neither the Company nor any Subsidiary is subject to any writ, decree, order, judgment or similar proclamation or adjudication which would prohibit the Company or any Subsidiary from conducting its business in all material respects as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                (xxii) The Underwriter Warrants will conform to the description thereof in the Registration Statement and in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and, when sold to and paid for by the Representative (or

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its designee(s) in accordance with the Underwriter Warrant Agreement, will have been duly authorized and validly issued and will constitute valid and binding obligations of the Company and the holders thereof will be entitled to the benefits of the Underwriter Warrant Agreement. The Warrant Shares (as defined in Section 3(c) hereof) have been duly authorized and reserved for issuance upon exercise of the Underwriter Warrants by all necessary corporate action on the part of the Company and, when issued upon such exercise in accordance with the terms of the Underwriter Warrant Agreement at the price therein provided, will be validly issued, fully paid, nonassessable and free of preemptive rights and will conform to the description thereof in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                (xxiii) Each of the Company and the Subsidiaries holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary for the ownership, leasing and operation of its properties or required for the present and proposed conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and the Subsidiaries are in compliance therewith, except where the failure so to obtain, maintain or comply with is not reasonably likely to have a Material Adverse Effect.

                (xxiv) No Subsidiary is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any Subsidiary, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                (xxv) None of the Company or any of the Subsidiaries is subject to registration as an "investment company" under the Investment Company Act of 1940 or will be subject to such registration following issuance of the Shares. None of the Company, any Subsidiary or, to the Company's knowledge, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company or any Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"); or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

                (xxvi) Except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or

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finder in connection with the transactions contemplated by this Agreement.
Except as previously disclosed to the Representative in writing, to the best knowledge of the Company, after due inquiry, no officer, director or stockholder of the Company has any affiliation or association with the NASD or any member thereof.

                (xxvii)  All issuances of securities by the Company described in
Item 15 of Part II of the Registration Statement were exempt from registration under the Act and were exempt from or complied in all respects with the provisions of all applicable state securities laws, and the materials distributed or otherwise used in connection with any such issuance taken as a whole (including any confidential offering memoranda, business plans, other summaries of the Company's business or any material filed with any federal or state securities authority) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (b) Each of the Selling Stockholders (which shall include Wiens to the extent of any Additional Shares sold pursuant to Section 9 hereof), severally and not jointly, represents, warrants and agrees with the Underwriters that:

          (i) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any indenture, deed of trust, contract, or other agreement or instrument or any decree, judgment or order to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound.

          (ii) Such Selling Stockholder has and will have at the Closing Date good and marketable title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and upon delivery of the Shares to be sold by such Selling Stockholder hereunder and payment of the purchase price therefor as herein contemplated, the Underwriters will receive good and marketable title to the Shares purchased by them from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

          (iii) Such Selling Stockholder has duly executed and delivered in the form heretofore furnished to the Representative a Power of Attorney and Custody Agreement with Friedlob Sanderson Raskin Paulson & Tourtillot, LLC (the "Custodian"). The Custodian is authorized to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

          (iv) All authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement, and the sale and delivery of Shares to be sold by such Selling Stockholder hereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws) have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

          (v) For a period of one year from the date hereof, such Selling Stockholder will not, without the prior written consent of the Representative (which consent shall not be unreasonably withheld), directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of, any Common Stock of the Company or any securities convertible into to exercisable for Common Stock of the Company owned by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition, other than to the Underwriters pursuant to this Agreement.

          (vi) To the best knowledge of such Selling Stockholder, the representations and warranties of the Company contained in Section 2(a) hereof are true and correct; such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus contained therein and has no knowledge of any material fact, condition or information not disclosed in such Prospectus which could have a Material Adverse Effect; and such Selling Stockholder's decision to sell the Shares to be sold by such Selling Stockholder hereunder is not based upon any information concerning the Company or any Subsidiary which is not set forth in such Prospectus.

          (vii) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (viii) Certificates in negotiable form for all Shares to be sold by such Selling Stockholder hereunder have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

     (c) Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

3.   Purchase, Sale and Delivery of the Shares and Underwriter Warrants.

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each Underwriter, and each Underwriter severally and not jointly agrees to purchase from the Company, the number of Primary Shares set forth opposite its name on Schedule A hereto, and (ii) each Selling Stockholder severally and not jointly agrees to sell to the Underwriters the number of Secondary Shares set forth opposite its name of Schedule B hereto, and each Underwriter severally and not jointly agrees to purchase from the Selling Stockholders, the number of Secondary Shares set forth opposite its name on Schedule A, in each case at a purchase price of $3.83625 per Share.

     (b) Delivery of certificates, and payment of the purchase price, for the Primary Shares and the Secondary Shares shall be made at the offices of the Representative at 810 Seventh Avenue, New York, New York 10019, or such other location as shall be agreed upon by the Company and the Representative. Such delivery and payment shall be made at 10:00 a.m., New York City time, on July 23, 1996 or at such other time and date thereafter as shall be agreed upon by the Company and the Representative. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Primary Shares and Secondary Shares shall be made to the Representative for the respective accounts of the Underwriters against payment of the purchase price therefor by certified or official bank check in New York Clearing House (next day) funds (i) in the case of the Primary Shares, drawn to the order of the Company, and (ii) in the case of the Secondary Shares, drawn to the order of the Custodian on behalf of the Selling Stockholders. The certificates for the Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representative shall request not less than two full business days prior to the Closing Date. The certificates for the Primary Shares and Secondary Shares will be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time on the business day prior to the Closing Date.

     (c) On the Closing Date, the Company will further issue and sell to the Representative, or at the direction of the Representative to its designees including the Underwriters, other NASD members participating in the offering and their respective bona fide officers or partners, for a purchase price of $.01 per warrant, warrants to purchase Common Stock (the "Underwriter Warrants") entitling the holders thereof initially to purchase an aggregate of 315,000 shares of Common Stock, subject to adjustment as provided in the Underwriter Warrants, for a period of four years, such period to commence one year after the effective date of the Registration Statement. The Underwriter Warrants shall be exercisable at a price equal to 135% of the public offering price per Share and shall contain terms and provisions as set forth more particularly in the warrant agreement relating thereto executed by the Company on the date hereof (the "Underwriter Warrant Agreement") including, but not limited to, provisions protecting the holders against dilution.

The shares of Common Stock issuable upon exercise of the Underwriter Warrants are referred to herein as the "Warrant Shares."

     4. Public Offering of the Shares. It is understood that the Underwriters propose to make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

     5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus or the amendment referred to in the third sentence of
Section 2(a) hereof, any amendment or supplement to such Prospectus or any amendment to the Registration Statement of which the Representative shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing or as to which filing the Representative shall reasonably object, unless (with respect to any time after the Closing Date) the Company has received the written advice of its counsel that such amendment or supplement is required by law, rule or regulation. If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A promulgated under the Act, then promptly following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with said Rule 430A, copies of the Prospectus including the information omitted in reliance on Rule 430A.

          (b) The Company shall cause each Subsidiary to comply with the covenants and agreements set forth herein that are applicable to it.

          (c) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative (i) when the Registration Statement, as amended, has become effective and if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement has been filed and becomes effective; (ii) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information; (iii) of any suspension of the qualification of the Shares for offering or sale in any jurisdiction; or (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting thereof as soon as possible.

          (d) The Company will (i) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Underwriter may designate,
(ii) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (iii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (i) and (ii) of this subsection (d); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction or take any action that would subject the Company to taxation in such jurisdiction if it is not already so subject.

          (e) The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and all dealers to whom the Shares may be sold in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representative and, subject to Section 5(a)(ii) hereof, will promptly prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus that will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

          (f) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations.

          (g) The Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and during the period of three years after the date hereof will deliver to the Underwriters:

               (i) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

               (ii) concurrently with furnishing such quarterly reports to its stockholders, statements of income for the Company for each quarter in the form furnished to the Company's stockholders;

               (iii) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

               (iv) as soon as they are available, copies of all publicly available reports and financial statements furnished to or filed with the Commission, the NASD or the Nasdaq National Market;

               (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

               (vi) any additional information of a public nature concerning the Company or its business which the Underwriters may reasonably request.

     The foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any subsidiary which is not so consolidated.

          (h) The Company will appoint a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock approved by the Representative; and the Company will not change or terminate such appointment for a period of two years after the Closing Date without first obtaining the Representative's consent.

          (i) The Company will furnish, without charge, to each Underwriter or on such Underwriter's order, at such place as such Underwriter may designate, copies of each Preliminary Prospectus, the Registration Statement, and any pre-effective or post-effective amendments thereto (two of which copies will manually be signed and will include all financial statements and exhibits) and the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as such Underwriter may reasonably request.

          (j) The Company will not, directly or indirectly, without the prior written consent of the Representative, issue, offer, sell, pledge or otherwise encumber, or grant any option to purchase or otherwise dispose of, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for a 12-month period after the date hereof except pursuant to this Agreement or the Underwriter Warrant Agreement or except for (i) issuances of Common Stock pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof pursuant to a stock option or other employee benefit plan described in the Prospectus and in existence on the date of this Agreement, or (ii) issuances of Common Stock pursuant to the exercise of warrants outstanding on the date hereof and disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); provided, however, that the Representative shall not unreasonably withhold such consent in connection with the issuance, offer or sale of shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) by the Company to an unaffiliated third party in connection with an acquisition in which the Company uses such shares as part or all of the consideration paid by it.

          (k) The Company will cause the Shares to be duly listed on the Nasdaq National Market prior to the Closing Date.

          (l) None of the Company, any of its officers or directors or any of their affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

          (m) The Company will apply the net proceeds of the offering received by it in substantially the manner set forth under the caption "Use of Proceeds" in the Prospectus. Prior to the application of such net proceeds, the Company will invest or reinvest such proceeds only in Eligible Investments, which shall mean the following investments so long as they have maturities of one year or less: (i) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (ii) obligations issued or guaranteed by any state or political subdivision thereof rated either Aa or higher or MIG 1 or higher, by Moody's Investors Service, Inc. or AA or higher, or an equivalent, by Standard & Poor's Corporation; (iii) commercial paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Service, Inc. or A-1 or higher or an equivalent by Standard & Poor's Corporation; and
(iv) fully insured certificates of deposit or time deposits of banks or trusts companies organized under the laws of the United States having a minimum equity of $50,000,000.

          (n) The Company will timely file all such reports, forms or other documents as may be required from time to time under the Act, the Rules and Regulations and the Exchange Act and the rules and regulations thereunder; and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations and the Exchange Act and the rules and regulations thereunder.

          (o) The Company will not take any action to facilitate the sale of any shares of Common Stock pursuant to Rule 144 under the Act if any such sale would violate any of the terms of the Lock-Up Agreements or the Existing Lock-Up Agreements.

          (p) During a period of three years after the date hereof, the Company will continue to retain BDO Seidman LLP as its independent auditors; provided, however, that, upon written notice to the Representative during such period, the Company may retain a "Big Six" firm of independent certified public accountants.

          (q) On the Closing Date, the Company shall have elected Sylvan Schefler to its Board of Directors (the "Board").

          (r) The Company will supply the Representative, within thirty (30) days prior to the end of each of the fiscal years ending September 30, 1996, 1997 and 1998, with a quarterly budget for the succeeding fiscal year. For each period covered by a budget to be supplied to the Representative, the Company also will supply financial statements prepared in detail substantially similar to the financial statements previously delivered to the Representative so as to allow comparison to the budgets.

          (s) During a period of three years after the Closing Date, the Company will permit an agent of the Representative to observe the meetings of the Board, will reimburse such agent for all expenses incurred in attending Board meetings (including but not limited to food, transportation and lodging) and shall pay such agent the same amount of monies as is paid to an independent director per meeting attended. During such three-year period, the Company will hold no less than four formal meetings of the Board each year at which meetings minutes shall be taken and such agent will be invited to attend.

          (t) During a period of three years after the date hereof, the Company shall provide at its sole expense to the Representative (i) copies of its daily transfer sheets and (ii) copies of the Nasdaq National Market monthly summaries of trading activity of the Company.

          (u) During such period as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company shall supply to the appropriate parties such information as may be necessary or desirable, and shall otherwise use its best efforts so that during such period the Company will be listed in one or more of the securities manuals published by Standard & Poor's Corporation and Moody's Investors Service, Inc. or another comparable publisher and that, at all times during such period, such listing will, at a minimum, contain the names of the Company's officers and directors, a balance sheet as of a date not more than fifteen (15) months prior to such time and a statement of operations for either the fiscal year preceding such date or the most recent fiscal year of operations.

6.   Expenses.

     (a) Regardless of whether the transactions contemplated by this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify the Underwriters against, all fees and expenses incident to the performance of the obligations of the Company, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus or any amendment or supplement thereto), this Agreement, the Underwriter Warrant Agreement and all other documents in connection with the transactions contemplated herein, (iii) fees and expenses relating to the qualification of the Shares under state securities or blue sky laws, including the costs of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Shares, (v) any fees and expenses in connection with the listing of the Shares on the Nasdaq National Market, (vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company pursuant to this Agreement, and (vii) costs and expenses of the Company incident to any meetings with prospective investors in the Shares. In addition to the foregoing, the Company and the Selling Stockholders shall provide the Representative on behalf of the Underwriters with a non-accountable expense allowance in the amount of 1.5% of the gross offering proceeds to be received by the Company and the Selling Stockholders, respectively, $85,000 of which has previously been paid by the Company to the Representative and shall be credited against the Company's portion of the expense allowance. The unpaid portion of the expense allowance, based on the gross proceeds from the sale of the Primary Shares and Secondary Shares, shall be deducted from the funds to be paid by the Underwriters in payment for the Primary Shares and Secondary Shares pursuant to Section 3 of this Agreement on the Closing Date. To the extent any Additional Shares are sold, any remaining expense allowance based on the gross proceeds from the sale of the Additional Shares shall be deducted from the funds to be paid by the Underwriters in payment for the Additional Shares, pursuant to Section 9 of this Agreement, on any Additional Closing Date. The Company represents, warrants and agrees that all such payments and reimbursements will be promptly and fully made; if the Company shall fail to pay any portion of the expense allowance set forth herein within ten days of receipt of a written request therefor, the Company shall be liable to the Underwriters for reasonable counsel fees and costs incurred in the collection of such amount.

     (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than by reason of the Representative's election pursuant to Section 11(a) or in the case of an individual Underwriter other than such Underwriter's default under this Agreement, then the Company shall reimburse each non-defaulting Underwriter for its out-of-pocket expenses (including counsel fees and disbursements and including blue sky fees and expenses referred to in subsection (a) above) in connection with any investigation and preparation made by it in respect of marketing of the Shares or in contemplation of the performance by it of its obligations hereunder, and the Representative may retain any portion of the expense allowance referred to in subsection (a) above that was previously paid to it.

     7. Conditions of the Underwriters' Obligations. The obligation of the Underwriters to purchase and pay for the Shares is subject to the continuing accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy in all material respects on and as of the Closing Date of the statements of officers of the Company made pursuant to subsection (f) below; the performance in all material respects by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

          (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus containing the information omitted pursuant to Rule 430A shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representative shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 a.m., New York City time, on the date hereof or such later time and date to which the Representative shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be threatened or contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information to be included in the Registration Statement or the Prospectus or otherwise.

          (b) The Representative shall not have in good faith advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) On or prior to the Closing Date, the Representative shall have received the favorable opinion of Brownstein Hyatt Farber & Strickland, P.C., counsel to the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and such other related matters as the Representative reasonably may request, and such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and Colorado and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative (which may include counsel to the Company) and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

          (d) On the Closing Date, the Representative shall have received the opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, counsel to the Company and the Selling Stockholders, addressing the matters set forth below:

               (i) Each of the Company and the Subsidiaries (A) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and otherwise) to own or lease its properties and to conduct its business as described in the Registration Statement or the Prospectus, and
     (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (x) in which the conduct of its business requires such qualification or (y) in which it owns or leases property, in each case except for those jurisdictions in which the failure to so qualify has not had and is not reasonably likely to have a Material Adverse Effect.

               (ii) The Company has the authorized capital stock as set forth in the Prospectus; the securities of the Company conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and are free of any preemptive or other rights to subscribe for any of the Shares; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform as to legal matters in all material respects to the description thereof contained in the Prospectus and will not be subject to any preemptive, subscription or other similar rights; the Shares have been approved for listing on the Nasdaq National Market; and, to the best of such counsel's knowledge, there are no outstanding warrants, options or other rights granted by the Company to purchase shares of its Common Stock or other securities other than as described in the Prospectus;

               (iii) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of such counsel, are threatened or contemplated under the Act; the

     Registration Statement originally filed with respect to the Shares and each amendment thereto and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other financial, market and statistical data included therein and information provided by the Underwriters for inclusion therein (which for the purposes hereof shall be limited to the information set forth under the heading "Underwriting" in the Prospectus), as to all of which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions contained and summarized in the Registration Statement or the Prospectus of contracts and other documents as they pertain to legal matters are accurate and fairly represent in all material respects the information required to be shown by the Act and the Rules and Regulations; to the best knowledge of such counsel, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed as required by the Act and the Rules and Regulations; to the best knowledge of such counsel, there is not pending or threatened against the Company or any Subsidiary any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein; and the statements set forth under the headings "Business," "Management," "Principal Shareholders," "Certain Transactions," "Selling Securityholders," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary of such legal matters, documents and proceedings;

               (iv) The Company has the full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company; and this Agreement, assuming due authorization, execution and delivery by each other party hereto, is a valid and binding agreement of the Company. None of the Company's execution or delivery of this Agreement, its performance hereof, its consummation of the transactions contemplated herein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes a default under, or results in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of the Subsidiaries pursuant to the terms of (A) the certificate or articles of incorporation or bylaws of the Company or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement, partnership agreement, joint venture agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which it or any of them is or may be bound or to which any of their respective properties may be subject, or
     (C) any
     statute, rule or regulation of any regulatory body or administrative agency or other regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective activities or properties, or any judgment, decree or order, known to such counsel, of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction, except with respect to clauses (B) or (C) above that is not reasonably likely to have a Material Adverse Effect; and, to the knowledge of such counsel, no consent, approval, authorization or order of any court, governmental agency or body, domestic or foreign, has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or may be required under state securities or blue sky laws in connection with the purchase and distribution by the Underwriters of the Shares;

               (v) To the best of such counsel's knowledge, no claims have been asserted against the Company to the effect that the conduct of the business of the Company and the Subsidiaries is in violation of any federal, state or local statute, administrative regulation or other law, domestic or foreign, or that the Company and the Subsidiaries have failed to obtain all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of their properties and the conduct of their business as presently conducted and as contemplated in the Prospectus ;

               (vi) The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except and as otherwise set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of any perfected security interests or, to the best knowledge of such counsel, any other liens, encumbrances, claims or security interests; no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any Subsidiary, except as described herein or as described in or contemplated by the Prospectus;

               (vii) The Company has full legal right, power, and authority to enter into the Underwriter Warrant Agreement and to consummate the transactions provided for therein; and the Underwriter Warrant Agreement has been duly authorized, executed and delivered by the Company, and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

               (viii) The Underwriter Warrants conform as to legal matters to the description thereof in the Registration Statement and in the Prospectus and are duly authorized and validly issued and constitute valid, legal and binding obligations of the Company enforceable in accordance with the terms thereof; the Warrant Shares have been duly and validly authorized and reserved for issuance upon exercise of the Underwriter Warrants and, when issued upon exercise in accordance with the terms of and for the consideration set forth in the Underwriter Warrant Agreement, will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

               (ix)    The Company is not an "investment company" as defined in
     Section 3(a) of the Investment Company Act and, if the Company conducts its business as set forth in the Registration Statement and the Prospectus, will not become an "investment company" and will not be required to register under the Investment Company Act.

               (x) Such counsel has read all contracts referred to in the Registration Statement and the Prospectus, and such contracts are fairly summarized or described therein, conform in all material respects to the descriptions thereof contained therein, and are filed as exhibits thereto, as required, and such counsel does not know of any contracts or documents required to be so summarized, disclosed or filed which have not been so summarized, disclosed or filed, and such counsel does not know of any statutes or regulations or pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus which have not been described as required.

               (xi) Based on its review of the Company's records and its participation in certain of such transactions, nothing has come to such counsel's attention that causes it to believe that the issuances of securities by the Company referred to in Item 15 of Part II of the Registration Statement were not exempt from registration under the Act or were not exempt from, or did not comply in all material respects with, the provisions of all applicable state securities laws.

               (xii) This Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by each of the Selling Stockholders.

               (xiii) Based on its review of the Company's stock records, nothing has come to such counsel's attention that causes it to believe that any of the Selling Stockholders does not have good and marketable title to the Secondary Shares to be sold by such Selling Stockholder hereunder and full power, right and authority to sell such Secondary Shares or that, upon the delivery of and payment for the Secondary Shares as herein contemplated, the Underwriter will not receive good and marketable title to the Secondary Shares purchased by it from the Selling Stockholders, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity.

     In addition, Friedlob Sanderson Raskin Paulson & Tourtillott, LLC shall state that in the course of the preparation of the Registration Statement and the Prospectus, it has participated in conferences with officers and representatives of the Company, representatives of the Company's independent public accountants and with your representatives and your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes it to believe that either the Registration Statement as of the date it is declared effective and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial or statistical data included in or excluded from the Registration Statement or the Prospectus or any information provided by the Underwriters expressly for inclusion therein (which for the purposes hereof shall be limited to the information set forth under the heading "Underwriting" in the Prospectus)).

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the law of the States of New York and Colorado and the federal law of the United States, such counsel may rely upon or substitute the opinion of other counsel reasonably satisfactory to the Representative. The foregoing opinion shall also state that the Representative is justified in relying upon such opinion of other counsel, and copies of such opinion shall be delivered to the Representative and counsel to the Underwriters.

     References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

     (e) At the time that this Agreement is executed by the Company, the Representative shall have received from each of BDO Seidman LLP and AJ Robbins, P.C. a letter as of the date this Agreement is executed by the Company in form and substance satisfactory to it (the "Comfort Letters"), and on the Closing Date the Representative shall have received from each of such firms a letter dated the Closing Date stating that, as of a specified date not earlier than five days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Comfort Letters are not true and correct.

     (f) On the Closing Date, the Representative shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial and accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement and the Underwriter Warrant Agreement, and that to the best of their knowledge:

               (i) The representations and warranties of the Company in this Agreement and the Underwriter Warrant Agreement are true and correct in all material respects, as if made on and as of the Closing Date, and the Company has complied in all material respects with all agreements and covenants and satisfied in all material respects all conditions contained in this Agreement and the Underwriter Warrant Agreement on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons, are contemplated or threatened under the Act, and any and all filings required by Rule 424 and Rule 430A have been timely made;

               (iii) The Registration Statement and Prospectus and each amendment and each supplement thereto, if any, contain all statements and information required to be included therein under the Act and the Rules and Regulations, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) nor any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, up to and including the Closing Date, neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any of the Subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any Material Adverse Effect; neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries which is required under the Act or the Rules and Regulations to be set forth in an amended or supplemented

     Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

     References to the Registration Statement and the Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the certificate.

         (g) The Representative shall have received a certificate of the Custodian, dated as of the Closing Date, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 2(b) are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) each Selling Stockholder had complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date.

         (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, up to and including the Closing Date, there has not been (i) any change in the capital stock or debt of the Company or decrease in the net current assets or stockholders equity of the Company from the amounts specified in the Comfort Letters, or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or the Subsidiaries taken as a whole, which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representative's judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

         (i) The Representative shall have received a Lock-Up Agreement from each person who is or will be after the Closing a director or executive officer of the Company or who is listed on Schedule C as contemplated by Section 2(a)(xii) hereof.

         (j) The Shares shall have been duly approved for trading on the Nasdaq National Market.

         (k) The Company shall have furnished the Representative with such further opinion letters, certificates or documents as the Representative or counsel to the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and to counsel to the Underwriters. The Company shall furnish the Representative with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered hereunder shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in this Agreement.

         (l) The Common Stock shall be qualified in such states as the Representative may request pursuant to Section 5(d), and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

         (m) The Company shall have executed and delivered to the Representative the Underwriter Warrant Agreement in a form deemed acceptable by the Representative and a certificate or certificates evidencing the Underwriter Warrants.

     8.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof) to which such Underwriter or such controlling person may become subject under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or blue sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any reasonable legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter expressly for use therein; provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from noncompliance by the Company with Section 5(i) hereof. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereto to which the Company or any such director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by such Underwriter to the Company expressly for use therein; and will reimburse, as incurred, all reasonable legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which any Underwriter may have at common law or otherwise.

          (c) Each Selling Stockholder agrees, severally in the proportion that the number of Shares being sold by such Selling Stockholder bears to the total number of Shares and not jointly, to indemnify and hold harmless each Underwriter, each person (if any) who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto).

          (d)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel to the indemnified party at the expense of the indemnifying party. In addition to the foregoing, no indemnifying party shall, without the prior written consent (not to be unreasonably withheld) of an indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or any such indemnified party or any person who controls any Underwriter or any such indemnified party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and any such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (e) If the indemnification provided for in this Section 8 is unavailable to hold harmless an indemnified party under this Section 8 in respect of any losses, claims, damages or liabilities (or actions in respect thereto referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and any Underwriter is the indemnified party, the relative benefits received by the Company on the one hand and such Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by such Underwriter hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection
(e), (i) each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this subsection (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this subsection (e) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement contained in this subsection (e) shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     9.   Right to Increase Offering.  At any time during a period of thirty
(30) days after the date of the Prospectus, the Representative, by no less than two business days' prior notice to the Company and Wiens, may designate a closing(s) (which may be concurrent with, and part of, the closing on the Closing Date or may be an additional closing or closings held on a date subsequent to the Closing Date; in either case any such date shall be referred to herein as an "Additional Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 9 at the purchase price per share to be paid for the Primary Shares; provided, however, that a maximum of three Additional Closing Dates shall be allowed pursuant to this Section 9. In no event shall any Additional Closing Date be later than ten (10) business days after written notice of election to purchase Additional Shares is given.

     Wiens shall sell the first 500,000 of the Additional Shares purchased pursuant to this Section 9 and the Company shall sell the balance of the Additional Shares purchased pursuant to this Section 9. Subject to the foregoing, each of Wiens and the Company agrees to sell to each Underwriter on each Additional Closing Date such Underwriter's pro rata portion (equal to the percentage determined by dividing the number of Primary Shares to be purchased by such Underwriter by the total number of Primary Shares to be purchased by all Underwriters) of the number of Additional Shares specified in such notice, and each Underwriter agrees to purchase such Additional Shares from Wiens on such Additional Closing Date. Such Additional Shares may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the sale of the Primary Shares.

     No Additional Shares shall be sold or delivered unless the Primary Shares and Secondary Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representative to the Company and Wiens.

     Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Primary Shares and Secondary Shares shall apply, mutatis mutandis, to any Additional Closing Date for the sale of Additional Shares.

     10. Representations, Etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company, the Selling Stockholders and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successor or successors to any Underwriter shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

     11.  Effective Date and Termination.

          (a) This Agreement shall become effective at 11:00 a.m., New York City time, on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative in its sole discretion shall release the Shares for sale to the public unless prior to such time the Representative shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representative shall have given written notice to the Company that the Representative on behalf of the Underwriters elects that this Agreement shall not become effective; provided, however, that the provisions of Sections 6 and 8 hereof and this Section 11 shall at all times be effective. For purposes of this subsection (a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representative to securities dealers releasing such Shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

          (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representative on behalf of the Underwriters by notice to the Company in the event that the Company or the Selling Stockholders have failed to comply in any material respect with any of the provisions of this Agreement required to be performed at or prior to the Closing Date or any Additional Closing Date, or if any of the representations or warranties of the Company or the Selling Stockholders are not accurate in any material respect, or if the covenants, agreements or conditions of or applicable to the Company or the Selling Stockholders herein contained have not been complied with in any material respect or materially satisfied within the time specified on the Closing Date or any Additional Closing Date, respectively, or if prior to the Closing Date or any Additional Closing Date:

               (i) the Company or any of the Subsidiaries shall have sustained a loss (regardless of whether or not such loss was insured) by explosion, strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and the Subsidiaries taken as a whole;

               (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

               (v)    there shall have been a material adverse change in
     (A) general economic, political or financial conditions or (B) the present or prospective business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole that, in each case, in the Representative's judgment makes it impracticable or inadvisable to make or consummate the public offering or the sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

          (c) Termination of this Agreement under this Section 11 after the Primary Shares and Secondary Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

     12. Default by One of More of the Underwriters. If one or more of the Underwriters shall fail to purchase the Shares to be purchased by it on the Closing Date (the "Defaulted Shares"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all but not less than all of the Defaulted Shares in such amounts as may be agreed upon and upon the terms set forth herein. If, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Shares does not exceed 10% of the Primary and Secondary Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Shares exceeds 10% of the Primary Shares and Secondary Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action pursuant to this Section 12 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, the Representative and the Company shall each have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     13. Notices. All communications hereunder shall be in writing and (i) if sent to the Representative shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to Prime Charter Ltd. at 810 Seventh Avenue, New York, New York 10019, Attention: Mary Celeste Anthes,
(ii) if sent to the Company or Wiens, shall be mailed or delivered or telegraphed and confirmed to the Company or Wiens, as the case may be, at 384 Inverness Drive South, Suite 211, Englewood, Colorado 80112, Attention: Thomas
J. Wiens, or (iii) if sent to the Selling Stockholders, to the Custodian at 1400 Glenarm Place, Third Floor, Denver, Colorado 80202, Attention: Gerald Raskin.

     14. Successors. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders and the Underwriters and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter will be deemed a successor because of such purchase.

     15. Applicable Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 hereof and agrees to accept, either directly or through an agent, service of process of each such court.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    RECYCLING INDUSTRIES, INC.



                                    By:
                                       ---------------------------------------
                                         Thomas J. Wiens
                                         Chairman of the Board


                                    SELLING STOCKHOLDERS



                                    By:
                                       ---------------------------------------
                                         Custodian and Attorney-in-Fact



Accepted as of the date first written:

PRIME CHARTER, LTD., Individually
     and as Representative of the
     several Underwriters



By:
   ---------------------------
     Sylvan Schefler
     Vice Chairman

                                   SCHEDULE A
                                   ----------

                                  Underwriters
                                  ------------

Underwriter                               Primary Shares       Secondary Shares
- -----------                               --------------       ----------------

Prime Charter Ltd.                        2,147,136            217,864
BT Securities Corporation                   181,575             18,425
Cowen & Company                             181,575             18,425
EVEREN Securities, Inc.                     181,575             18,425
First of Michigan Corporation                63,551              6,449
Mesirow Financial, Inc.                      63,551              6,449
Roney & Co.                                  63,551              6,449
Scott & Stringfellow, Inc.                   63,551              6,449
Stephens Inc.                                63,551              6,449
Unterberg Harris                             63,551              6,449
Van Kasper & Company                         63,551              6,449
Brean Murray, Foster Securities, Inc.        40,854              4,146
Burnham Securities, Inc.                     40,854              4,146
Burns Pauli Mahoney Co.                      40,854              4,146
Coburn & Meredith Inc.                       40,854              4,146
Commonwealth Associates                      40,854              4,146
First Southwest Company                      40,854              4,146
Frederick Company, Inc.                      40,854              4,146
Hoak Securities Corp.                        40,854              4,146
Huntleigh Securities Corporation             40,854              4,146
JW Charles Securities, Inc.                  40,854              4,146
Keane Securities Co., Inc.                   40,854              4,146
C.L. King & Associates, Inc.                 40,854              4,146
John G. Kinnard & Company, Incorporated      40,854              4,146
Kirkpatrick, Pettis, Smith, Polian Inc.      40,854              4,146
Laidlaw Equities, Inc.                       40,854              4,146
LT Lawrence & Company, Inc.                  40,854              4,146
The Ohio Company                             40,854              4,146
Ormes Capital Markets, Inc.                  40,854              4,146
Pacific Crest Securities                     40,854              4,146
Pennsylvania Merchant Group Ltd.             40,854              4,146
Sanders Morris Mundy                         40,854              4,146

                                   SCHEDULE B
                                   ----------

                              Selling Stockholders
                              --------------------


Stockholder                                                   Number of Shares
- --------------------------------                              ----------------

Becker, Marshall                                                     30,000
Becker, Stanley                                                      20,500
Bender, Merrill                                                      19,600
Fru-Con Construction, Inc.                                          145,001
Heller, Matthew                                                      13,000
Levine, Kenneth                                                      30,000
Morse, Clayton                                                        4,600
Nathanson, Barry F.                                                   5,250
Rome, Robert C.                                                     100,000
Schafran, Hank                                                        5,391
Smart & Thevenet, P.C.                                               13,600
The Stockbrokers Society, Inc.                                        2,276
Strong, Albert                                                        2,000
Wittenstein, Frederick M.                                            13,500
Worden, Andrew B.                                                       630

                                   SCHEDULE C
                                   ----------

                         Parties to Lock-Up Agreements
                         -----------------------------


     Directors
     ---------

           Thomas J. Wiens
           Michael I. Price
           Jerome B. Misukanis
           Graydon H. Neher
           Barry L. Plost

     Executive Officers
     ------------------

           Rebekah L. Coe

     Stockholders
     ------------

           First Dominion Holdings, Inc.
           Real Heroes, Inc.
           -----------------